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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


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Date of Report (Date of earliest event reported)                   March 6, 2002




                      Sunshine Refining and Mining Company
             (Exact name of registrant as specified in its charter)




Delaware                               1-10012                        75-2231378
(State or other jurisdiction          (Commission                  (IRS Employer
of Incorporation)                    File Number)            Identification No.)




5956 Sherry Lane, Suite 1621, Dallas, Texas                                75225
(Address of principal executive offices)                              (Zip Code)




Registrant's telephone number, including area code 214-265-1377







          (Former name or former address, if changed since last report)



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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         On March 7 and 8, 2002, Elliott International, L.P., The Liverpool Limited Partnership, Stonehill Institutional Partners, L.P. and Stonehill Offshore Partners Limited (together the "Holders") each have exercised their Call Options under the Call Option Agreement entered into as of February 5, 2001 in connection with the Company's emergence from bankruptcy. Pursuant to the Call Options, the Holders purchased 100% of Sunshine Argentina, Inc. (which owns the Pirquitas silver mine in Argentina subject to a mortgage under the secured credit facility) by tendering shares of the Company's Common Stock having a value of $1,000,000 based on the last quoted bid price on the day preceding the date of the purchase. The Pirquitas Mine was one of the Company's principal assets.

         A copy of the Company's press release announcing this transaction, the Company's default under its secured credit facility and the resignation of four of its five directors is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

         During 2001, affiliates of the Holders (the "Lenders") entered into a secured credit facility with Sunshine Argentina, Inc. that has been the Company's only source of working capital, other than asset disposals, for more than the last 12 months. As of October 3, 2001, the Company had borrowed the full $6.5 million commitment under the secured credit facility. Subsequently, the Lenders agreed to advance approximately $900 thousand of an optional $1.5 million credit facility amount. The Company is in default under the secured credit facility. The future activity of the Company and its remaining subsidiaries likely will be limited to preservation and realization of any remaining assets. No proceeds will be available to the Company or its subsidiaries outside of the Lenders' discretion until they have been paid in full.

         The Company does not have the resources to prepare its financial statements and make filings with the Securities and Exchange Commission and, therefore, will not make such filings unless its financial circumstances improve, which the Company believes is unlikely.

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS.

         John S. Simko, George M. Elvin, Charles C. Reardon and Arnold Kastenbaum resigned as directors effective March 6, 2002. Mr. Simko also resigned as president and has been succeeded in that role by the Company's sole remaining director, Keith McCandlish.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

        EXHIBIT
      DESIGNATION                          DESCRIPTION OF EXHIBIT

          99.1             Press Release issued by the Company on March 8, 2002.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Dated March 8, 2002.

                                       SUNSHINE MINING AND REFINING COMPANY



                                       By: /s/ M. Michael Owens
                                          --------------------------------------
                                          M. Michael Owens,
                                          Vice President of Finance



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                                  EXHIBIT INDEX

        EXHIBIT
        NUMBER                                  DESCRIPTION
        -------                                 -----------
          99.1             Press Release issued by the Company on March 8, 2002.